

<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM FORM 10-Q
AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                                3-MOS                   9-MOS
<FISCAL-YEAR-END>                          MAR-27-1998             MAR-27-1998
<PERIOD-START>                             SEP-27-1997             MAR-29-1997
<PERIOD-END>                               DEC-26-1997             DEC-26-1997
<CASH>                                          17,575                  17,575
<SECURITIES>                                         0                       0
<RECEIVABLES>                                    8,003                   8,003
<ALLOWANCES>                                         0                       0
<INVENTORY>                                     13,220                  13,220
<CURRENT-ASSETS>                                     0                       0
<PP&E>                                         197,819                 197,819
<DEPRECIATION>                                  64,638                  64,638
<TOTAL-ASSETS>                                 567,522                 567,522 <F1>
<CURRENT-LIABILITIES>                                0                       0
<BONDS>                                        381,324                 381,324 <F2>
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                       103,110                 103,110
<OTHER-SE>                                    (40,827)                (40,827)
<TOTAL-LIABILITY-AND-EQUITY>                   567,522                 567,522 <F3>
<SALES>                                              0                       0
<TOTAL-REVENUES>                                80,618                 230,415
<CGS>                                                0                       0
<TOTAL-COSTS>                                   53,840                 154,150
<OTHER-EXPENSES>                                19,957                  57,999 <F4>
<LOSS-PROVISION>                                     0                       0
<INTEREST-EXPENSE>                              11,301                  32,430
<INCOME-PRETAX>                                (4,480)                (14,164)
<INCOME-TAX>                                     (695)                 (2,600) <F5>
<INCOME-CONTINUING>                            (3,785)                (11,564)
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                   (3,785)                (11,564) <F6>
<EPS-PRIMARY>                                    (.35)                  (1.09)
<EPS-DILUTED>                                        0                       0

                        ARTICLE 5 OF REGULATION S-X
                              Footnotes

COINMACH LAUNDRY CORPORATION AND SUBSIDIARIES

1.  TOTAL ASSETS:

Includes Advance Location Payments of $48,644, Contract Rights of $215,858, and Goodwill of $108,199, each net of accumulated amortization, as of December
26, 1997.

2.  BONDS:

Includes $296,655 of 11 3/4% senior notes, and the premium on the 11 3/4% senior notes of $9,699, as well as debt outstanding under a credit facility of $75,000 as of December 26, 1997.

3.  TOTAL LIABILITIES:

Includes Accrued Rental Payments of $13,135 and Accrued Interest of $4,059, at December 26, 1997.

4.  OTHER EXPENSES:

Other Expenses include stock based compensation charges of $945 for the nine months ended December 26, 1997.

5.  INCOME TAX:

The provision (benefit) for income taxes consists of $230 currently payable and ($2,830) deferred, for the nine months ended December 26, 1997.


6.  NET INCOME:

In addition, EBITDA (earnings before interest, income taxes, depreciation and amortization), before the deduction for the stock-based compensation charge, of $71,748 was generated for the reported period. EBITDA is a meaningful measure of a company's ability to service debt.


